AGREEMENT

        THIS AGREEMENT, dated as of April 30, 2002, is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

1. The parties entered into an Agreement and Plan of Merger, dated as of August 16, 2001 (the "Merger Agreement");

2. Section 7.01(b) of the Merger Agreement provides that either party may terminate the Merger Agreement if the closing date shall not have occurred on or before April 30, 2002; and

3. Section 7.01(b) of the Merger Agreement further provides that the parties shall in good faith agree to extend such deadline for a period of an additional one hundred and twenty (120) days thereafter in the event that the parties determine that it is reasonably likely that such closing date will in fact occur during such extension period.

4. The parties desire to amend the Merger Agreement by deleting Section 7.01(b) and substituting therefor a new Section 7.01(b) that extends the deadline for the Closing Date for an additional one hundred and twenty (120) days, until August 28, 2002.

        In consideration of the premises and of the mutual representations, warranties and covenants contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.      Section 7.01(b) of the Merger Agreement is hereby amended by deleting
Section 7.01(b)(ii) in its entirety and substituting a new Section 7.01(b)(ii) to read as follows:

               (ii) if the Closing Date shall not have occurred on or before August 28, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

2. Any term that is not defined in this Agreement shall have as its meaning the definition set forth in the Merger Agreement.

3. The parties acknowledge and agree that all other provisions of the Merger Agreement shall remain in full force and effect, and that this Agreement shall not constitute a waiver of any of the provisions of the Merger Agreement as to any matter, whether occurring prior or subsequent to the execution of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                                NORTHWEST SAVINGS BANK

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                NORTHWEST BANCORP, INC.

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                NORTHWEST BANCORP, MHC

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                LEEDS FEDERAL SAVINGS BANK

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President



                                                LEEDS FEDERAL BANKSHARES, INC.

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President



                                                LEEDS FEDERAL BANKSHARES, MHC

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President